     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 2005


                                                  REGISTRATION NO. 333-125845-01

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

              CITIGROUP INC.                                 DELAWARE                                   52-1568099
       (EXACT NAME OF REGISTRANT AS              (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
        SPECIFIED IN ITS CHARTER)                 INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NUMBERS)

                                399 PARK AVENUE
                               NEW YORK, NY 10043
                                 (212) 559-1000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOHN R. DYE, ESQ.
                        GENERAL COUNSEL-CAPITAL MARKETS
                                 CITIGROUP INC.
                                399 PARK AVENUE
                               NEW YORK, NY 10043
                                 (212) 559-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                    COPY TO:

                             JEFFREY D. KARPF, ESQ.
                      CLEARY GOTTLIEB STEEN & HAMILTON LLP
                               ONE LIBERTY PLAZA
                            NEW YORK, NEW YORK 10006
                                 (212) 225-2000
                            ------------------------
     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: At such time (from time to time) after the effective date of this Registration Statement as determined by market conditions.
                            ------------------------
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
                            ------------------------
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
                            ------------------------
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
                            ------------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE


     The securities covered by this registration statement have previously been registered under the Securities Act. Registration fees have been paid with respect to all such securities in accordance with Rule 457(o) and Section 6(b) of the Securities Act. This registration statement is registering the offer and sale of the guarantees by subsidiaries of the registrant in market-making transactions. No separate fee is payable with respect to the guarantees covered by this registration statement in accordance with Rules 457(n) and (q) and
Section 6(b) of the Securities Act.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   SUBJECT TO COMPLETION, DATED JUNE 28, 2005


PROSPECTUS

                                 CITIGROUP INC.


                     UNCONDITIONAL GUARANTEE AS TO PAYMENT

                         TO THE EXTENT SET FORTH HEREIN

              OF THE FOLLOWING SECURITIES ISSUED OR GUARANTEED BY

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                         AND ITS CORPORATE PREDECESSORS

                                  SALOMON INC

All outstanding Medium-Term Notes, Series C
All outstanding Medium-Term Notes, Series D
All outstanding Medium-Term Notes, Series G
6.75% Senior Notes due January 15, 2006

                           SMITH BARNEY HOLDINGS INC.

All outstanding Medium-Term Notes, Series H
7.125% Senior Notes due October 1, 2006
7.375% Senior Notes due May 15, 2007

                                                        (continued on next page)

                            ------------------------

     Neither the Securities and Exchange Commission nor any state securities or insurance commission has approved or disapproved of these guarantees or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            ------------------------


     These guarantees are not deposits or savings accounts but are unsecured obligations of Citigroup Inc. and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality.


     One or more broker-dealer subsidiaries of Citigroup Inc., including Citigroup Global Markets Inc., expect to offer and sell the outstanding securities as part of their business, and may act as a principal or agent in such transactions. These broker-dealer subsidiaries may use this prospectus in connection with these activities.

                                   CITIGROUP

June   , 2005

                             (CONTINUED FROM COVER)
                       SALOMON SMITH BARNEY HOLDINGS INC.

All outstanding Medium-Term Notes, Series H
All outstanding Medium-Term Notes, Series K
All outstanding Medium-Term Notes, Series M
6.5% Senior Notes due February 15, 2008
5.875% Senior Notes due March 15, 2006
Principal-Protected Equity Linked Notes Based Upon the S&P 500 Index due August
     1, 2005
Principal-Protected Equity Linked Notes Based Upon the S&P 500 Index due
     December 30, 2005
Callable Principal-Protected Equity Linked Notes Based Upon the S&P 500 Index due June 30, 2006

Callable Equity Linked Notes Based Upon the TheStreet.com Internet Sector Index due May 28, 2006


Forward Contract with respect to the Common Stock of Bank One Corporation due
     August 2005


Guarantee of TARGETS Trust XVI Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Bank One Corporation due August 2005


Forward Contract with respect to the Common Stock of Amgen Inc. due November
     2007


Guarantee of TARGETS Trust XVII Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Amgen Inc. due November 2007


Forward Contract with respect to the Common Stock of Dell Computer Corporation due February 2006


Guarantee of TARGETS Trust XVIII Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Dell Computer Corporation due February 2006


                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

All outstanding Medium-Term Notes, Series A
All outstanding Medium-Term Notes, Series C
All outstanding Medium-Term Notes, Series D
All outstanding Medium-Term Notes, Series F
All outstanding Medium-Term Notes, Series K
Principal-Protected Equity Linked Notes Based Upon a Group of Asian Currencies
     due April 28, 2008
Principal-Protected Equity Linked Notes Based Upon the Nasdaq-100 Index due
     September 28, 2009
Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans
     due October 29, 2009
Principal-Protected Equity Linked Notes Based Upon the S&P 500 Index due October
     29, 2009
Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial
     Average due December 29, 2009
Principal-Protected Equity Linked Notes Based Upon the S&P 500 Index due January
     28, 2010
Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial
     Average due August 25, 2010
Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans
     due October 28, 2010
8% SEQUINS Based Upon the Common Stock of Texas Instruments Incorporated due
     July 25, 2005
8% SEQUINS Based Upon the Common Stock of Motorola Inc. due August 1, 2005
8% SEQUINS Based Upon the Common Stock of Apple Computer Inc. due October 28,
     2005
7.50% SEQUINS Based Upon the Common Stock of InterActiveCorp due April 3, 2006 7.25% SEQUINS Based Upon the Common Stock of Altria Group, Inc. due June 1, 2006 SynDECS Variable Rate Exchangeable Notes (Subject to exchange into shares of common stock of Regency Centers Corporation) due July 1, 2006
SynDECS Variable Rate Exchangeable Notes (Subject to exchange into American
     Depositary Shares of The News Corporation Limited) due April 6, 2009
Stock Market Upturn Notes Based Upon the S&P 500 Index due February 28, 2006 Stock Market Upturn Notes Based Upon the Nasdaq-100 Index due November 27, 2006 Stock Market Upturn Notes Based Upon the Dow Jones Industrial Average due
     November 3, 2006
Stock Market Upturn Notes Based Upon the Dow Jones Industrial Average due
     November 29, 2006
10% ELKS Based Upon the Common Stock of Yahoo! Inc. due June 30, 2005

7.5% ELKS Based Upon the Common Stock of Genentech, Inc. due August 30, 2005
8% ELKS Based Upon the Common Stock of Texas Instruments, Inc. due February 6,
     2006
8.5% ELKS Based Upon the Common Stock of Freeport-McMoran Copper & Gold Inc. due
     May 1, 2006
Index LASERS Based Upon the Dow Jones Industrial Average due March 26, 2008 Index LASERS Based Upon the Nikkei 225 Index due June 19, 2008
Index LASERS Based Upon the Dow Jones EURO STOXX 50 Index due March 30, 2009 Enhanced Income Strategy Principal-Protected Notes due November 4, 2008
Enhanced Income Strategy Principal-Protected Notes due February 26, 2009 Enhanced Income Strategy Principal-Protected Notes due November 27, 2009 Enhanced Income Strategy Principal-Protected Notes due February 26, 2010 Enhanced Income Strategy Principal-Protected Notes due May 5, 2010
Enhanced Income Strategy Principal-Protected Notes due May 26, 2010
Enhanced Income Strategy Principal-Protected Notes due August 27, 2010
Enhanced Income Strategy Principal-Protected Notes due November 29, 2010
REIT Enhanced Income Strategy Principal-Protected Notes due April 4, 2011
Index Linked Notes Based Upon the 2005-2 Dynamic Portfolio Index/DowJones-AIG
     Commodity Index Total Return due March 3, 2011
PACERS Based Upon the Common Stock of JPMorgan Chase & Co. due November 29, 2007

Forward Contract with respect to the Common Stock of Time Warner Inc. due
     November 2006


Guarantee of TARGETS Trust XIX Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Time Warner Inc. due November 2006


Forward Contract with respect to the Common Stock of Cisco Systems, Inc. due
     February 2007


Guarantee of TARGETS Trust XX Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Cisco Systems, Inc. due February 2007


Forward Contract with respect to the Common Stock of Alcoa Inc. due May 2007


Guarantee of TARGETS Trust XXI Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Alcoa Inc. due May 2007


Forward Contract with respect to American Depositary Receipts representing ordinary shares of Nokia Corporation due August 2007


Guarantee of TARGETS Trust XXII Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to American Depositary Receipts representing ordinary shares of Nokia Corporation due August 2007


Forward Contract with respect to the Common Stock of Newmont Mining Corporation due November 2007


Guarantee of TARGETS Trust XXIII Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Newmont Mining Corporation due November 2007


Forward Contract with respect to the Common Stock of Intel Corporation due
     February 2008


Guarantee of TARGETS Trust XXIV Targeted Growth Enhanced Terms Securities
     (TARGETS) with respect to the Common Stock of Intel Corporation due February 2008


                             ---------------------

     The outstanding securities listed above and the guarantees of the outstanding securities by Citigroup Inc. offered by this prospectus have been registered under the Securities Act of 1933.


     Citigroup Inc. has guaranteed the payments due under the outstanding securities listed above to the extent set forth herein.

                               TABLE OF CONTENTS


CITIGROUP INC. .............................................    1
RATIO OF INCOME TO FIXED CHARGES AND RATIO OF INCOME TO
  COMBINED FIXED CHARGES INCLUDING PREFERRED STOCK
  DIVIDENDS.................................................    1
USE OF PROCEEDS.............................................    1
DESCRIPTION OF THE GUARANTEES...............................    2
DESCRIPTION OF THE OUTSTANDING SECURITIES...................    2
MARKET-MAKING ACTIVITIES....................................    4
LEGAL MATTERS...............................................    4
EXPERTS.....................................................    4
WHERE YOU CAN FIND MORE INFORMATION.........................    4

                                 CITIGROUP INC.

     Citigroup Inc. is a diversified global financial services holding company whose businesses provide a broad range of financial services to consumer and corporate customers with some 200 million customer accounts doing business in more than 100 countries. Citigroup's activities are conducted through the Global Consumer, Corporate and Investment Banking, Global Wealth Management, Asset Management, and Alternative Investments business segments.

     Citigroup is a holding company and services its obligations primarily with dividends and advances that it receives from subsidiaries. Citigroup's subsidiaries that operate in the banking, insurance and securities business can only pay dividends if they are in compliance with the applicable regulatory requirements imposed on them by federal and state bank regulatory authorities, state insurance departments and securities regulators. Citigroup's subsidiaries may be party to credit agreements that also may restrict their ability to pay dividends. Citigroup currently believes that none of these regulatory or contractual restrictions on the ability of its subsidiaries to pay dividends will affect Citigroup's ability to service its own debt. Citigroup must also maintain the required capital levels of a bank holding company before it may pay dividends on its stock. Each of Citigroup's major operating subsidiaries finances its operations on a stand-alone basis consistent with its capitalization and ratings.

     Under longstanding policy of The Board of Governors of the Federal Reserve System, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of that policy, Citigroup may be required to commit resources to its subsidiary banks.

     The principal office of Citigroup is located at 399 Park Avenue, New York, NY 10043, and its telephone number is (212) 559-1000.

                      RATIO OF INCOME TO FIXED CHARGES AND
                   RATIO OF INCOME TO COMBINED FIXED CHARGES
                      INCLUDING PREFERRED STOCK DIVIDENDS

     The following table shows (1) the consolidated ratio of income to fixed charges and (2) the consolidated ratio of income to combined fixed charges including preferred stock dividends of Citigroup for the three months ended March 31, 2005 and each of the five most recent fiscal years.

                                    THREE MONTHS           YEAR ENDED DECEMBER 31,
                                       ENDED        -------------------------------------
                                   MARCH 31, 2005   2004    2003    2002    2001    2000
                                   --------------   -----   -----   -----   -----   -----
Ratio of income to fixed charges
  (excluding interest on
  deposits)......................      2.67x        2.68x   3.38x   2.52x   1.95x   1.78x
Ratio of income to fixed charges
  (including interest on
  deposits)......................      2.04x        2.02x   2.45x   1.92x   1.60x   1.50x
Ratio of income to combined fixed
  charges including preferred
  stock dividends (excluding
  interest on deposits)..........      2.66x        2.66x   3.34x   2.50x   1.93x   1.77x
Ratio of income to combined fixed
  charges including preferred
  stock dividends (including
  interest on deposits)..........      2.03x        2.01x   2.43x   1.90x   1.59x   1.49x

                                USE OF PROCEEDS

     Citigroup will not receive any of the proceeds from the sale of the outstanding securities. All offers and sales of outstanding securities pursuant to this prospectus and the accompanying prospectus, prospectus supplement and pricing supplement, if applicable, will be for the accounts of the broker-dealer subsidiaries of Citigroup in connection with market-making transactions.

                         DESCRIPTION OF THE GUARANTEES


     The payments due under the outstanding securities issued or guaranteed by Citigroup Global Markets Holdings and its corporate predecessors listed in this prospectus are fully and unconditionally guaranteed by Citigroup. If for any reason Citigroup Global Markets Holdings does not make any required payment in respect of the outstanding securities when due, Citigroup will cause the payment to be made at the same address at which Citigroup Global Markets Holdings is obligated to make such payment. The holder of a guaranteed security will be entitled to payment under the relevant guarantee of Citigroup without taking any action whatsoever against Citigroup Global Markets Holdings. Citigroup's obligations under its guarantee contained in each indenture and guarantee agreement identified below in "Description of the Outstanding Securities" are unconditional, irrespective of: (i) any extension, amendment, modification or renewal of the outstanding securities; (ii) any waiver of any event of default, extension of time or failure to enforce any of the outstanding securities; or
(iii) any extension, moratorium or other relief granted to Citigroup Global Markets Holdings pursuant to any applicable law or statute.



     Citigroup's guarantee of the payments due under the outstanding securities listed in this prospectus will be an unsecured and unsubordinated obligation which will rank equally with all of Citigroup's other unsecured and unsubordinated obligations.



     Each guarantee is included as part of the indenture or guarantee agreement under which the related outstanding securities were issued. Holders of any of the outstanding securities may inspect a copy of such indenture or guarantee agreement at the office of the trustee for such outstanding securities during normal business hours and copies of such indenture or guarantee agreement may be obtained from Citigroup, Citigroup Global Markets Holdings or the relevant trustee.


                   DESCRIPTION OF THE OUTSTANDING SECURITIES


     The outstanding securities listed in this prospectus were issued under one of the following indentures and guarantee agreements, including any amendments or supplements thereto:


     - Indenture regarding senior debt securities, dated as of December 1, 1988, between Citigroup Global Markets Holdings Inc. (successor-in-interest to Salomon Inc) and JPMorgan Chase Bank, N.A. (successor-in-interest to Citibank, N.A.), as Trustee.

     - Indenture regarding senior debt securities, dated as of October 27, 1993, between Citigroup Global Markets Holdings Inc. (successor-in-interest to Salomon Inc) and The Bank of New York, as Trustee.

     - Indenture regarding senior debt securities, dated as of January 18, 1994, between Citigroup Global Markets Holdings Inc. (successor-in-interest to Salomon Inc) and JPMorgan Chase Bank, N.A. (successor-in-interest to The Chase Manhattan Bank), as Trustee.


     - Indenture regarding senior debt securities, dated as of May 26, 2000, between Citigroup Global Markets Holdings Inc. (successor-in-interest to Salomon Smith Barney Holdings Inc.) and JPMorgan Chase Bank, N.A. (successor-in-interest to The Chase Manhattan Bank), as Trustee.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XVI, between Salomon Smith Barney Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated August 23, 2002.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XVII, between Salomon Smith Barney Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated November 26, 2002.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XVIII, between Salomon Smith Barney Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated February 27, 2003.

     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XIX, between Citigroup Global Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated December 19, 2003.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XX, between Citigroup Global Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated February 26, 2004.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XXI, between Citigroup Global Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated May 27, 2004.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XXII, between Citigroup Global Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated September 29, 2004.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XXIII, between Citigroup Global Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated December 17, 2004.



     - Targeted Growth Enhanced Terms Securities Guarantee Agreement, TARGETS Trust XXIV, between Citigroup Global Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank, as Trustee, dated February 25, 2005.



     The above indentures and guarantee agreements are sometimes referred to in this prospectus individually as an "indenture" or a "guarantee agreement," respectively, and collectively as the "indentures" and the "guarantee agreements," respectively. Unless otherwise indicated, when we refer to the "trustee" in this prospectus, we mean one or all of the banking institutions indicated above, in their capacity as trustee under the related indentures and guarantee agreements.



     Each of the indentures has been filed with the Securities and Exchange Commission and is incorporated by reference in the registration statement of which this prospectus forms a part, and each of the guarantee agreements is filed with the Securities and Exchange Commission as a part of the registration statement of which this prospectus forms a part.

                            MARKET-MAKING ACTIVITIES


     This prospectus, together with the accompanying prospectus, prospectus supplement and pricing supplement, if applicable, may be used by Citigroup's broker-dealer subsidiaries in connection with offers and sales of the outstanding securities (subject to obtaining any necessary approval of any stock exchange on which such outstanding securities are listed for any of these offers and sales) in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any of these subsidiaries may act as principal or agent in these transactions. None of these subsidiaries is obligated to make a market in any of the outstanding securities and any such subsidiary may discontinue any market making at any time without notice, at its sole discretion.


     Each of the broker-dealer subsidiaries of Citigroup is a member of the National Association of Securities Dealers, Inc. and may participate in distributions of the outstanding securities. Accordingly, the participation of any such entity in the offerings of outstanding securities will conform with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD.

                                 LEGAL MATTERS

     The validity of the guarantees will be passed upon for Citigroup by John R. Dye, General Counsel -- Capital Markets of Citigroup. Mr. Dye beneficially owns, or has rights to acquire under Citigroup's employee benefit plans, an aggregate of less than 1% Citigroup's common stock.

                                    EXPERTS

     The consolidated financial statements of Citigroup Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and audit. The report of KPMG LLP refers to changes, in 2003, in Citigroup's methods of accounting for variable interest entities and stock-based compensation, and, in 2002, in Citigroup's methods of accounting for goodwill and intangible assets and accounting for the impairment or disposal of long-lived assets.

                      WHERE YOU CAN FIND MORE INFORMATION


     As required by the Securities Act of 1933, Citigroup filed a registration statement (No. 333-125845-01) relating to the guarantees offered by this prospectus with the Securities and Exchange Commission. This prospectus is a part of that registration statement, which includes additional information.


     Citigroup files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document Citigroup files at the SEC's public reference room in Washington, D.C. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from the SEC's web site at http://www.sec.gov.

     The SEC allows Citigroup to "incorporate by reference" the information it files with the SEC, which means that it can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that Citigroup files later with the SEC will automatically update information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. Citigroup incorporates by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"):

          (a) Annual Report on Form 10-K for the year ended December 31, 2004;

          (b) Current Report on Form 8-K filed on June 7, 2005 (including exhibits thereto which contain updated historical audited financial statements conformed to reflect a discontinued operation and updated business segment disclosures);

          (c) Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and


          (d) Current Reports on Form 8-K filed on January 14, 2005, January 19, 2005, January 20, 2005, January 21, 2005, January 24, 2005, January 31,
     2005, February 4, 2005, February 11, 2005, February 22, 2005, March 2,
     2005, March 15, 2005, March 16, 2005, April 14, 2005, April 15, 2005, April
     20, 2005, May 2, 2005, May 18, 2005, May 24, 2005, May 26, 2005, May 31,
     2005, June 1, 2005, June 2, 2005, June 6, 2005, June 9, 2005, June 10,
     2005, June 16, 2005, June 17, 2005 and June 24, 2005.


     All documents Citigroup files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the date the broker-dealer subsidiaries of Citigroup stop offering securities pursuant to this prospectus shall be incorporated by reference in this prospectus from the date of filing of such documents.

     You may request a copy of these filings, at no cost, by writing or telephoning Citigroup at the following addresses:

                          Citigroup Document Services
                           140 58th Street, Suite 8G
                               Brooklyn, NY 11220
                           (877) 936-2737 (toll free)
                        718-765-6460 (outside the U.S.)

     You should rely only on the information provided in this prospectus and the accompanying prospectus, prospectus supplement and pricing supplement, if applicable, as well as the information incorporated by reference. Neither Citigroup nor any broker-dealer subsidiary of Citigroup has authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither Citigroup nor any broker-dealer subsidiary of Citigroup is making an offer of these guarantees in any state where the offer is not permitted. You should not assume that the information in this prospectus, the accompanying prospectus, prospectus supplement, pricing supplement or any documents incorporated by reference is accurate as of any date other than the date on the front of the applicable document. Citigroup's business, financial condition, results of operations and prospects may have changed since that date.


     Citigroup has issued a full and unconditional guarantee of payments due under the outstanding securities issued or guaranteed by Citigroup Global Markets Holdings and its corporate predecessors listed in this prospectus. It is expected that Citigroup Global Markets Holdings will no longer file periodic reports under the Exchange Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses payable by the registrant in connection with the guarantees being registered hereby. All of the fees set forth below are estimates.

Accounting Fees.............................................  $ 40,000
Trustees' Fees and Expenses.................................    50,000
Printing Fees...............................................    50,000
Legal Fees and Expenses.....................................   100,000
Miscellaneous...............................................    10,000
                                                              --------
          Total.............................................  $250,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

CITIGROUP

     Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or DGCL, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

     Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section
145. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by the majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 145 of the DGCL further provides that to the extent a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith and that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized and ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of Citigroup's By-Laws provides that Citigroup shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

     Citigroup also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

     Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article Tenth of Citigroup's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

     The directors and officers of Citigroup are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by Citigroup. Any agents, dealers or underwriters who execute any underwriting or distribution agreement relating to securities offered pursuant to this Registration Statement will agree to indemnify Citigroup's directors and their officers who signed the Registration Statement against certain liabilities that may arise under the Securities Act with respect to information furnished to Citigroup by or on behalf of such indemnifying party.

     For the undertaking with respect to indemnification, see Item 17 herein.

ITEM 16.  EXHIBITS.

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 3(a)     --    Restated Certificate of Incorporation of Citigroup Inc.
                (incorporated by reference to Exhibit 4.01 to Citigroup's
                Registration Statement on Form S-3 filed on December 15,
                1998 (No. 333-68949-01 to 08)).

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 3(b)     --    Certificate of Designation of 5.321% Cumulative Preferred
                Stock, Series YY, of Citigroup Inc. (incorporated by
                reference to Exhibit 4.45 to Amendment No. 1 to Citigroup's
                Registration Statement on Form S-3 filed on January 22, 1999
                (No. 333-68949)).
 3(c)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 18, 2000
                (incorporated by reference to Exhibit 3.01.3 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2000 (File No. 1-9924)).
 3(d)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 17, 2001
                (incorporated by reference to Exhibit 3.01.4 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2001 (File No. 1-9924)).
 3(e)     --    Certificate of Designation of 6.767% Cumulative Preferred
                Stock, Series YYY, of Citigroup Inc. (incorporated by
                reference to Exhibit 3.01.5 to Citigroup's Annual Report on
                Form 10-K for the fiscal year ended December 31, 2001 (File
                No. 1-9924)).
 3(f)     --    By-Laws of Citigroup Inc., as amended effective January 19,
                2005 (incorporated by reference to Exhibit 3.1 to
                Citigroup's Current Report on Form 8-K filed on January 21,
                2005).
 4(a)     --    Senior Debt Indenture, dated as of December 1, 1988 between
                Salomon Inc and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 8 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated December 29, 1988).
 4(b)     --    First Supplemental Indenture, dated as of September 7, 1990, to Senior Debt Indenture dated as of December 1, 1988
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(b) to Registration Statement No.
                33-39502).
 4(c)     --    Second Supplemental Indenture, dated as of June 12, 1991,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(c) to Registration Statement No.
                33-14209).
 4(d)     --    Third Supplemental Indenture, dated as of July 1, 1992,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(d) to Registration Statement No.
                33-49136).
 4(e)     --    Fourth Supplemental Indenture, dated as of October 29, 1992, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(e) to Registration Statement No.
                33-57922).
 4(f)     --    Fifth Supplemental Indenture, dated as of December 14, 1993, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(f) to Registration Statement No.
                33-51269).
 4(g)     --    Sixth Supplemental Indenture, dated as of December 29, 1994, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(j) to Registration Statement No.
                33-01807).
 4(h)     --    Seventh Supplemental Indenture, dated as of February 1,
                1996, between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(k) to Registration Statement No.
                33-01807).
 4(i)     --    Eighth Supplemental Indenture, dated as of May 8, 1996,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated April 29, 1996).
 4(j)     --    Ninth Supplemental Indenture, dated as of November 20, 1996, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated November 20, 1996).
 4(k)     --    Tenth Supplemental Indenture, dated as of November 28, 1997, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(l) to Registration Statement
                333-38931).
 4(l)     --    Eleventh Supplemental Indenture, dated as of July 1, 1999, between Salomon Smith Barney Holdings Inc. and The First
                National Bank of Chicago, as Successor Trustee (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment
                No. 1 to Registration Statement No. 333-38931).
 4(m)     --    Form of Twelfth Supplemental Indenture among Citigroup
                Global Markets Holdings Inc., Citigroup Inc., as Guarantor,
                and JPMorgan Chase Bank, N.A., as Successor Trustee.+

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 4(n)     --    Senior Debt Indenture, dated as of October 27, 1993, between
                Salomon Inc and The Bank of New York, as Trustee
                (incorporated by reference to Exhibit 3 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                October 27, 1993).
 4(o)     --    First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Bank of
                New York (incorporated by reference to Exhibit 99.04 to
                Citigroup Global Markets Holdings Inc.'s Current Report on
                Form 8-K dated December 9, 1997).
 4(p)     --    Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and the Bank of
                New York (incorporated by reference to Exhibit 4(vv) to
                Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931).
 4(q)     --    Form of Third Supplemental Indenture among Citigroup Global
                Markets Holdings Inc., Citigroup Inc., as Guarantor, and The
                Bank of New York.+
 4(r)     --    Senior Debt Indenture, dated as of January 18, 1994, between
                Salomon Inc and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                January 18, 1994).
 4(s)     --    First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 99.05 to Citigroup Global Markets Holdings Inc.'s Current Report
                on Form 8-K dated December 9, 1997).
 4(t)     --    Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 4(ww)
                to Post-Effective Amendment No. 1 to Registration Statement
                No. 333-38931).
 4(u)     --    Form of Third Supplemental Indenture among Citigroup Global
                Markets Holdings Inc., Citigroup Inc., as Guarantor, and
                JPMorgan Chase Bank N.A., as Successor Trustee.+
 4(v)     --    Senior Debt Indenture, dated as of May 26, 2000, between
                Salomon Smith Barney Holdings Inc. and The Chase Manhattan
                Bank.*
 4(w)     --    First Supplemental Indenture, dated as of September 29,
                2004, between Citigroup Global Markets Holdings Inc. and
                JPMorgan Chase Bank, N.A., as Successor Trustee.*
 4(x)     --    Form of Second Supplemental Indenture among Citigroup Global
                Markets Holdings Inc., Citigroup Inc., as Guarantor, and
                JPMorgan Chase Bank, N.A., as Successor Trustee.*
 4(y)     --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XVI, between Salomon Smith Barney
                Holdings Inc., as Guarantor and JPMorgan Chase Bank, as
                Trustee, dated August 23, 2002.*
 4(z)     --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XVII, between Salomon Smith Barney
                Holdings Inc., as Guarantor and JPMorgan Chase Bank, as
                Trustee, dated November 26, 2002.*
 4(aa)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XVIII, between Salomon Smith Barney
                Holdings Inc., as Guarantor and JPMorgan Chase Bank, as
                Trustee, dated February 27, 2003.*
 4(bb)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XIX, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated December 19, 2003.*
 4(cc)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XX, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated February 26, 2004.*
 4(dd)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXI, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated May 27, 2004.*
 4(ee)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXII, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated September 29, 2004.*
 4(ff)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXIII, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated December 17, 2004.*

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 4(gg)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXIV, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated February 25, 2005.*
 4(hh)    --    Form of Targeted Growth Enhanced Terms Securities
                Supplemental Guarantee Agreement.*
 5(a)     --    Opinion of John R. Dye, Esq.+
12(a)     --    Calculation of Ratio of Income to Fixed Charges
                (incorporated by reference to Exhibit 12.01 to Citigroup's
                Annual Report on Form 10-K for the year ended December 31,
                2004).
12(b)     --    Calculation of Ratio of Income to Combined Fixed Charges
                (including preferred stock dividends) (incorporated by
                reference to Exhibit 12.02 to Citigroup's Annual Report on
                Form 10-K for the year ended December 31, 2004).
23(a)     --    Consent of KPMG LLP, Independent Registered Public
                Accounting Firm.*
23(b)     --    Consent of John R. Dye, Esq. (included in Exhibit 5(a)).+
24(a)     --    Powers of Attorney of Citigroup Inc. Directors.+


---------------

* Filed herewith.


+ Filed previously.


ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to be directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on June 28, 2005.


                                          CITIGROUP INC.

                                          By:    /s/ SALLIE L. KRAWCHECK
                                            ------------------------------------
                                              Sallie L. Krawcheck
                                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment thereto has been signed below by the following persons in the capacities indicated on June 28, 2005.


              SIGNATURES
              ----------

          /s/ CHARLES PRINCE             Chief Executive Officer and Director
--------------------------------------     (Principal Executive Officer)
            Charles Prince


       /s/ SALLIE L. KRAWCHECK           Chief Financial Officer
--------------------------------------     (Principal Financial Officer)
         Sallie L. Krawcheck


         /s/ JOHN C. GERSPACH            Controller and Chief Accounting Officer
--------------------------------------     (Principal Accounting Officer)
           John C. Gerspach


                  *                      Chairman of the Board
--------------------------------------
           Sanford I. Weill


                  *                      Director
--------------------------------------
         C. Michael Armstrong


                  *                      Director
--------------------------------------
           Alain J.P. Belda


                  *                      Director
--------------------------------------
             George David


                  *                      Director
--------------------------------------
           Kenneth T. Derr


                  *                      Director
--------------------------------------
            John M. Deutch


                  *                      Director
--------------------------------------
      Roberto Hernandez Ramirez


                  *                      Director
--------------------------------------
          Ann Dibble Jordan

              SIGNATURES
              ----------


                  *                      Director
--------------------------------------
           Dudley C. Mecum


                  *                      Director
--------------------------------------
           Anne M. Mulcahy


                  *                      Director
--------------------------------------
          Richard D. Parsons


                  *                      Director
--------------------------------------
             Judith Rodin


                  *                      Director
--------------------------------------
           Robert E. Rubin


                  *                      Director
--------------------------------------
          Franklin A. Thomas


                  *                      Director
--------------------------------------
         Robert B. Willumstad


 *By:       /s/ Michael S. Helfer
        ------------------------------
              Michael S. Helfer
               Attorney-in-Fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 3(a)     --    Restated Certificate of Incorporation of Citigroup Inc.
                (incorporated by reference to Exhibit 4.01 to Citigroup's
                Registration Statement on Form S-3 filed on December 15,
                1998 (No. 333-68949-01 to 08)).
 3(b)     --    Certificate of Designation of 5.321% Cumulative Preferred
                Stock, Series YY, of Citigroup Inc. (incorporated by
                reference to Exhibit 4.45 to Amendment No. 1 to Citigroup's
                Registration Statement on Form S-3 filed on January 22, 1999
                (No. 333-68949)).
 3(c)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 18, 2000
                (incorporated by reference to Exhibit 3.01.3 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2000 (File No. 1-9924)).
 3(d)     --    Certificate of Amendment to the Restated Certificate of
                Incorporation of Citigroup Inc., dated April 17, 2001
                (incorporated by reference to Exhibit 3.01.4 to Citigroup's
                Quarterly Report on Form 10-Q for the fiscal quarter ended
                March 31, 2001 (File No. 1-9924)).
 3(e)     --    Certificate of Designation of 6.767% Cumulative Preferred
                Stock, Series YYY, of Citigroup Inc. (incorporated by
                reference to Exhibit 3.01.5 to Citigroup's Annual Report on
                Form 10-K for the fiscal year ended December 31, 2001 (File
                No. 1-9924)).
 3(f)     --    By-Laws of Citigroup Inc., as amended effective January 19,
                2005 (incorporated by reference to Exhibit 3.1 to
                Citigroup's Current Report on Form 8-K filed on January 21,
                2005).
 4(a)     --    Senior Debt Indenture, dated as of December 1, 1988 between
                Salomon Inc and Citibank, N.A., as Trustee (incorporated by reference to Exhibit 8 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated December 29, 1988).
 4(b)     --    First Supplemental Indenture, dated as of September 7, 1990, to Senior Debt Indenture dated as of December 1, 1988
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(b) to Registration Statement No.
                33-39502).
 4(c)     --    Second Supplemental Indenture, dated as of June 12, 1991,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(c) to Registration Statement No.
                33-14209).
 4(d)     --    Third Supplemental Indenture, dated as of July 1, 1992,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(d) to Registration Statement No.
                33-49136).
 4(e)     --    Fourth Supplemental Indenture, dated as of October 29, 1992, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(e) to Registration Statement No.
                33-57922).
 4(f)     --    Fifth Supplemental Indenture, dated as of December 14, 1993, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(f) to Registration Statement No.
                33-51269).
 4(g)     --    Sixth Supplemental Indenture, dated as of December 29, 1994, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(j) to Registration Statement No.
                33-01807).
 4(h)     --    Seventh Supplemental Indenture, dated as of February 1,
                1996, between Salomon Inc and Citibank, N.A. (incorporated by reference to Exhibit 4(k) to Registration Statement No.
                33-01807).
 4(i)     --    Eighth Supplemental Indenture, dated as of May 8, 1996,
                between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated April 29, 1996).
 4(j)     --    Ninth Supplemental Indenture, dated as of November 20, 1996, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4 to Citigroup Global Markets Holdings
                Inc.'s Current Report on Form 8-K dated November 20, 1996).
 4(k)     --    Tenth Supplemental Indenture, dated as of November 28, 1997, between Salomon Inc and Citibank, N.A. (incorporated by
                reference to Exhibit 4(l) to Registration Statement
                333-38931).

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 4(l)     --    Eleventh Supplemental Indenture, dated as of July 1, 1999, between Salomon Smith Barney Holdings Inc. and The First
                National Bank of Chicago, as Successor Trustee (incorporated by reference to Exhibit 4(tt) to Post-Effective Amendment
                No. 1 to Registration Statement No. 333-38931).
 4(m)     --    Form of Twelfth Supplemental Indenture among Citigroup
                Global Markets Holdings Inc., Citigroup Inc., as Guarantor,
                and JPMorgan Chase Bank, N.A., as Successor Trustee.+
 4(n)     --    Senior Debt Indenture, dated as of October 27, 1993, between
                Salomon Inc and The Bank of New York, as Trustee
                (incorporated by reference to Exhibit 3 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                October 27, 1993).
 4(o)     --    First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Bank of
                New York (incorporated by reference to Exhibit 99.04 to
                Citigroup Global Markets Holdings Inc.'s Current Report on
                Form 8-K dated December 9, 1997).
 4(p)     --    Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and the Bank of
                New York (incorporated by reference to Exhibit 4(vv) to
                Post-Effective Amendment No. 1 to Registration Statement No.
                333-38931).
 4(q)     --    Form of Third Supplemental Indenture among Citigroup Global
                Markets Holdings Inc., Citigroup Inc., as Guarantor, and The
                Bank of New York.+
 4(r)     --    Senior Debt Indenture, dated as of January 18, 1994, between
                Salomon Inc and The Chase Manhattan Bank, as Trustee
                (incorporated by reference to Exhibit 4 to Citigroup Global
                Markets Holdings Inc.'s Current Report on Form 8-K dated
                January 18, 1994).
 4(s)     --    First Supplemental Indenture, dated as of November 28, 1997, between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 99.05 to Citigroup Global Markets Holdings Inc.'s Current Report
                on Form 8-K dated December 9, 1997).
 4(t)     --    Second Supplemental Indenture, dated as of July 1, 1999,
                between Salomon Smith Barney Holdings Inc. and The Chase
                Manhattan Bank (incorporated by reference to Exhibit 4(ww)
                to Post-Effective Amendment No. 1 to Registration Statement
                No. 333-38931).
 4(u)     --    Form of Third Supplemental Indenture among Citigroup Global
                Markets Holdings Inc., Citigroup Inc., as Guarantor, and
                JPMorgan Chase Bank N.A., as Successor Trustee.+
 4(v)     --    Senior Debt Indenture, dated as of May 26, 2000, between
                Salomon Smith Barney Holdings Inc. and The Chase Manhattan
                Bank.*
 4(w)     --    First Supplemental Indenture, dated as of September 29,
                2004, between Citigroup Global Markets Holdings Inc. and
                JPMorgan Chase Bank, N.A., as Successor Trustee.*
 4(x)     --    Form of Second Supplemental Indenture among Citigroup Global
                Markets Holdings Inc., Citigroup Inc., as Guarantor, and
                JPMorgan Chase Bank, N.A., as Successor Trustee.*
 4(y)     --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XVI, between Salomon Smith Barney
                Holdings Inc., as Guarantor and JPMorgan Chase Bank, as
                Trustee, dated August 23, 2002.*
 4(z)     --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XVII, between Salomon Smith Barney
                Holdings Inc., as Guarantor and JPMorgan Chase Bank, as
                Trustee, dated November 26, 2002.*
 4(aa)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XVIII, between Salomon Smith Barney
                Holdings Inc., as Guarantor and JPMorgan Chase Bank, as
                Trustee, dated February 27, 2003.*
 4(bb)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XIX, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated December 19, 2003.*
 4(cc)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XX, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated February 26, 2004.*
 4(dd)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXI, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated May 27, 2004.*

EXHIBIT
NUMBER                                  DESCRIPTION
-------                                 -----------
 4(ee)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXII, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated September 29, 2004.*
 4(ff)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXIII, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated December 17, 2004.*
 4(gg)    --    Targeted Growth Enhanced Terms Securities Guarantee
                Agreement, TARGETS Trust XXIV, between Citigroup Global
                Markets Holdings Inc., as Guarantor and JPMorgan Chase Bank,
                as Trustee, dated February 25, 2005.*
 4(hh)    --    Form of Targeted Growth Enhanced Terms Securities
                Supplemental Guarantee Agreement.*
 5(a)     --    Opinion of John R. Dye, Esq.+
12(a)     --    Calculation of Ratio of Income to Fixed Charges
                (incorporated by reference to Exhibit 12.01 to Citigroup's
                Annual Report on Form 10-K for the year ended December 31,
                2004).
12(b)     --    Calculation of Ratio of Income to Combined Fixed Charges
                (including preferred stock dividends) (incorporated by
                reference to Exhibit 12.02 to Citigroup's Annual Report on
                Form 10-K for the year ended December 31, 2004).
23(a)     --    Consent of KPMG LLP, Independent Registered Public
                Accounting Firm.*
23(b)     --    Consent of John R. Dye, Esq. (included in Exhibit 5(a)).+
24(a)     --    Powers of Attorney of Citigroup Inc. Directors.+


---------------

* Filed herewith.


+ Filed previously.